                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              REXALL SUNDOWN, INC.
              PURSUANT TO THE OFFER TO PURCHASE DATED MAY 5, 2000
                                       OF
                           NUTRICIA INVESTMENT CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                            KONINKLIJKE NUMICO N.V.
                                 (ROYAL NUMICO)

    As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $0.01 per share (the "Shares"), of Rexall Sundown, Inc., a Florida corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand or overnight courier to the Depositary or transmitted by telegram, telex, facsimile or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                               THE DEPOSITARY FOR THE OFFER IS:
                                   WILMINGTON TRUST COMPANY

           BY MAIL:                 FACSIMILE TRANSMISSION:      BY HAND OR OVERNIGHT COURIER:
  Corporate Trust Operations      (FOR ELIGIBLE INSTITUTIONS       Wilmington Trust Company
   Wilmington Trust Company                  ONLY)                 1105 North Market Street
   1100 North Market Street             (302) 651-1079                   First Floor
      Rodney Square North                                             Rodney Square North
   Wilmington, DE 19890-0001      FOR CONFIRMATION TELEPHONE:        Wilmington, DE 19801
                                        (302) 651-8869               Attn: Corporate Trust
                                                                          Operations

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Nutricia Investment Corp., a Florida corporation and an indirect wholly owned subsidiary of Koninklijke Numico N.V., a company incorporated under the laws of the Netherlands, on the terms and subject to the conditions set forth in the Offer to Purchase dated May 5, 2000 (as amended or supplemented from time to time, the "Offer to Purchase"), and the Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Rexall Sundown, Inc., a Florida corporation, set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

-------------------------------------------        -------------------------------------------

Number of Shares                                   Name(s) of
                                                   Record Holder(s):

Certificate Nos. (if available)
                                                                   PLEASE PRINT

                                                   Address(es):

(Check box if Shares will be tendered by
book-entry transfer)  / /                                                              Zip Code

                                                   Daytime Area Code and Tel. No.:

Account Number                                     Signature(s)

Dated , 2000
-------------------------------------------        -------------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees (a) that the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4, and (c) to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within THREE Nasdaq National Market trading days after the date hereof.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

-------------------------------------------        -------------------------------------------

Name of Firm:                                                  AUTHORIZED SIGNATURE

Address:                                           Name:
                                                                   PLEASE PRINT

                                    Zip Code

Area Code and Tel. No.:                            Title:

                                                   Dated: , 2000
-------------------------------------------        -------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3